UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

Zilog, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Santa Teresa Boulevard
San Jose, California    95119
(Address of principal executive offices including zip code)

(408) 513-1500
(Registrant's telephone number, including area code)

532 Race Street, San Jose, California    95126
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 18, 2009, ZiLOG, Inc. (the "Company") entered into an asset purchase agreement (the "APA") with Maxim Integrated Products, Inc, a Delaware corporation ("Maxim"), UEI Cayman Inc., a company incorporated under the laws of the Cayman Islands (the "Cayman Entity"), UEI Singapore PTE. LTD., a company incorporated under the laws of Singapore (the "Singapore Entity" and collectively, the "Purchasers") and Universal Electronics Inc., a Delaware corporation ("UEI"). Pursuant to the APA, the Purchasers purchased from the Company the assets of its remote control and point-of-sale secured transaction businesses (the "Sale Business") for an aggregate purchase price of approximately $31.2 million in cash, subject to adjustment as described below. The acquisition of the Sale Business was structured as a simultaneous sign and close.

The APA includes customary representations and warranties, covenants and indemnification obligations, including an escrow fund for the benefit of the Purchasers of $3.1 million for a twelve month period after closing of the acquisition to satisfy any indemnification obligations that may arise, half of which amount will be released after 6 months, subject to outstanding indemnification claims. The APA provides that the purchase price will be subject to certain post-closing adjustments, including the amount of inventory delivered to Maxim by the Company at closing and the apportionment of certain taxes among the Seller and the Purchasers. The APA also restricts the ability of the Company to compete in the Sale Business for a period of four years or to solicit customers of the Sale Business and employees that transferred to the Purchasers for a two year period.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety to the full text of the APA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Transition Services Agreement

On February 18, 2009, in connection with the APA, the Company entered into a transition services agreement (the "Transition Services Agreement") in order to provide certain ongoing services to Maxim during a transition period of up to one year (the "Transition Period"). In exchange for the services, Maxim has agreed to pay the Company's fees for providing these services during the Transition Period, as well as its costs related to certain arrangements it has with third parties related to these products and services. As Maxim begins to perform each of these services itself, the payments may be prorated downward to reflect the amount of services the Company no longer has to provide to Maxim. The Transition Services Agreement also grants Maxim a limited license with respect to the Company's trademarks. The Transition Services Agreement includes customary representations and warranties, including among other things, the quality of service to be provided by the Company.

Cayman Entity License Agreement

On February 18, 2009, in connection with the APA, the Company entered into a license agreement with the Cayman Entity (the "Cayman Entity License Agreement "). Pursuant to the Cayman Entity License Agreement, the Company granted the Cayman Entity non-exclusive licenses under certain of its patents and other intellectual property relating to the Sale Business and the Cayman Entity granted the Company non-exclusive licenses under certain of its patents and other intellectual property (including, without limitation, certain patents and other intellectual property assigned by the Company to the Cayman Entity pursuant to the APA) (a) for use by the Company in connection with the Company's purchase of integrated circuits from the Cayman Entity or an affiliate thereof and (b) to enable Company to use and exploit products and services outside of the Sale Business field. The Cayman Entity License Agreement includes customary representations and warranties, limitation of liability, intellectual property ownership, indemnification provisions and reservations of rights.

The licenses granted by either party to the other party under the Cayman Entity License Agreement are royalty-free, provided that the Company is obligated to pay to the Cayman Entity or an affiliate thereof fees for integrated circuits incorporating technology licensed by the Cayman Entity to the Company under the Cayman Entity License Agreement and associated quarterly maintenance fees. The licenses granted by either party to the other party under the Cayman Entity License Agreement are worldwide and perpetual, provided that the Cayman Entity may terminate licenses granted to the Company relating to the purchase of integrated circuits by the Company in the event of the Company's material breach or non-payment of amounts due to the Cayman Entity under the Cayman Entity License Agreement.

The Maxim License Agreement

On February 18, 2009, in connection with the APA, the Company entered into a license agreement with Maxim (the "Maxim License Agreement "). Pursuant to the Maxim License Agreement, the Company granted Maxim non-exclusive license rights under certain of its patents and other intellectual property relating to the Sale Business and a limited exclusive license under certain non-patent intellectual property exclusively related to the Sale Business and Maxim granted the Company non-exclusive licenses under certain patents and other intellectual property assigned by the Company to Maxim pursuant to the APA to enable the Company to use and exploit products and services outside of the Sale Business field. The Maxim License Agreement includes customary representations and warranties, limitation of liability, intellectual property ownership, indemnification provisions and reservations of rights. The licenses granted by either party to the other party under the Maxim License Agreement are royalty-free, worldwide and irrevocable.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 under "Asset Purchase Agreement" is incorporated hereto by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transaction Norman G. Sheridan, the Company's Executive Vice President, Operations and Technology, terminated his employment with the Company effective as of the closing and is now an employee of UEI.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2009, the Board of Directors (the "Board") of the Company amended Section 2.2 of the Company's Amended and Restated Bylaws (the "Bylaws") to remove the ability of stockholders holding at least 25% of the outstanding shares of the Company to call a special meeting of the stockholders. The Board determined that this amendment was in the best interest of shareholders as it provides the Board with sufficient time, without the potential cost and distraction of a special meeting, to evaluate the use of proceeds from the transactions described in Item 1.01 above and the Company's strategic alternatives post transaction. A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On February 19, 2009, the Company issued a press release announcing the closing of the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any ZiLOG filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information required as part of this item is furnished herewith as Exhibit 99.2 and is incorporated herein by reference:

I. Unaudited Pro Forma Consolidated Balance Sheet as at December 27, 2008

II. Unaudited Pro Forma Consolidated Statements of Operation for the nine month period ended December 27, 2008

III. Unaudited Pro Forma Consolidated Statements of Operation for the year ended March 31, 2008

(d) Exhibits

Exhibit No.	Document
3.1	Amendment to the Amended and Restated Bylaws
10.1

Asset Purchase Agreement, dated as of February 18, 2009 by and among Maxim Integrated Products, Inc., a Delaware corporation, Universal Electronics Inc., a Delaware corporation, UEI Cayman Inc., a company incorporated under the laws of the Cayman Islands, UEI Singapore PTE. LTD., a company incorporated under the laws of Singapore and the Company

99.1	Press release dated February 19, 2009
99.2	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2009

By: /s/ Perry J. Grace

Perry J. Grace
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
3.1 PDF	Amendment to the Amended and Restated Bylaws
10.1 PDF

Asset Purchase Agreement, dated as of February 18, 2009 by and among Maxim Integrated Products, Inc., a Delaware corporation, Universal Electronics Inc., a Delaware corporation, UEI Cayman Inc., a company incorporated under the laws of the Cayman Islands, UEI Singapore PTE. LTD., a company incorporated under the laws of Singapore and the Company

99.1 PDF	Press release dated February 19, 2009
99.2 PDF	Pro forma financial information